Exhibit 10.3.2


                                                                  EXECUTION COPY

                                  PUT AGREEMENT

This PUT AGREEMENT (this "Put Agreement"), dated as of January 26, 2005, by and between Sutter Holding Company, Inc., a Delaware Corporation (the "Company") and MacKenzie Patterson Fuller, Inc., a California corporation (the "Investor"). Capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock of Sutter (the "Series A Certificate").

                              W I T N E S S E T H:

         WHEREAS, pursuant to that certain Purchase Agreement (the "Purchase Agreement") dated as of the date hereof by and between the Company and the Investor, the Investor has agreed to purchase and the Company has agreed to sell certain shares (the "Shares") of Series A Preferred Stock, par value $0.0001 per share.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and in reliance on the representations and warranties contained herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:



1.       Put Arrangements.

(a) The Investor shall have the right (such right, the "Put") to require the Company at any time with at least 90 days prior written notice (the "Put Notice"), to repurchase effective as of the third anniversary of the date hereof or any time thereafter, all, but not less than all, of the Shares held by the Investor at the time of such repurchase at a price equal to the Redemption Price as of the third anniversary of the date hereof (the "Put Price"); provided, the Investor may exercise the Put at the Put Price at any time after an Organic Change upon delivering the Put Notice.

(b) If the Put Notice has been timely delivered the Company shall, on or after the third anniversary of the date hereof, purchase and the Investor shall sell all of the Shares owned by the Investor at the time of such repurchase at the Put Price (the "Put Closing").

2.       Key Man Event Put.

(a) If the Company receives payments from a life insurance policy due to the death of R. Michael Collins, Robert Dixon or William Knuff, III (such payment, a "Key Man Event"), the Company shall inform the Investor of the occurrence of a Key Man Event. The Investor shall have the right (such right, the "Key Man Put") to require the Company to


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         redeem the number of Shares (such shares, the "Key Man Shares") equal to: (x) the net proceeds from such Key Man Event divided by (y) the Redemption Price as of the third anniversary of the date hereof, by delivering a written notice within 90 days of receipt of notice of the occurrence of a Key Man Event specifying that the Investor is exercising the Key Man Put (the "Key Man Put Notice").

(b) Within 10 Business Days of the delivery of the Key Man Put Notice, the Company shall purchase and the Investor shall sell the Key Man Shares at the Put Price (each, a "Key Man Closing").

3.       Put Closing.

(a) At the Put Closing, the Investor shall deliver to the Company certificates representing all of the Shares owned by the Investor as of such date, free and clear of all liens and encumbrances and duly endorsed in blank or accompanied by duly executed forms of assignment (with signatures guaranteed), and the Company shall deliver to the Investor the Put Price by cashier's or certified check payable to the Investor or by wire transfer of immediately available funds to an account designated by the Investor.

(b) If: (i) the Company, or any third party on behalf of the Company, is unable to deliver the full amount of the Put Price at the Put Closing and (ii) as of the date of the Put Closing, the Investor owns 50% or more of the Shares that the Investor owned as of the date hereof, Investor may demand that the Company shall assign to the Investor, instead of and not in addition to the Put Price, all of its rights to all of the common shares of FLF, Inc. (d/b/a Diversified Risk Insurance Brokers) ("Diversified Risk") and the Investor shall deliver to the Company certificates representing all of the Shares owned by the Investor as of such date, free and clear of all liens and encumbrances and duly endorsed in blank or accompanied by duly executed forms of assignment (with signatures guaranteed).

(c) If: (i) the Company, or any third party on behalf of the Company, is unable to deliver the full amount of the Put Price at the Put Closing and (ii) as of the date of the Put Closing, the Investor owns less than 50% of the Shares that the Investor owned as of the date hereof, the Investor may require the Company to promptly initiate the sale of Diversified Risk (the "Default Sale") in order to satisfy the Company's obligations under the Put, such Default Sale to be consummated within 90 days of the Put Closing. Promptly upon consummation of the Default Sale, the Company shall deliver the full amount of the Put Price and the Investor shall deliver to the Company certificates representing all of the Shares owned by the Investor as of such date, free and clear of all liens and encumbrances and duly endorsed in blank or accompanied by duly executed forms of assignment (with signatures guaranteed).

4. Key Man Closing. At any Key Man Closing, the Investor shall deliver to the Company certificates representing the Key Man Shares to be repurchased by the Company free and clear of all liens and encumbrances

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         and duly endorsed in blank or accompanied by duly executed forms of assignment (with signatures guaranteed), and the Company shall deliver to the Investor an amount equal to: (x) the Redemption Price as of the third anniversary of the date hereof multiplied by (y) the number of Key Man Shares, by cashier's or certified check payable to the Investor or by wire transfer of immediately available funds to an account designated by the Investor.

5. Bank Default. The Company must promptly, inform the Investor of the occurrence of any "Payment Default" (a, "Bank Event of Default") as such term is defined in the Business Loan Agreement by and between Bank of Alameda and Diversified Risk dated as of the date hereof (along with the documents executed along with such Business Loan Agreement, the "Bank of Alameda Loan Agreement"). The Investor may then deliver a notice (such notice, a "Bank Default Notice") informing the Company that that the Investor intends to cure Event of Default, such notice to be delivered as soon as possible, but in any event within five (5) Business Days. If: (a) the Investor timely delivers the Bank Default Notice and (b) the Investor cures the Event of Default, the Company shall, unless barred from so doing by the provisions of the Bank of Alameda Loan Agreement, promptly assign to the Investor, instead of and not in addition to the Put Price, all of its rights to all of the common shares of Diversified Risk and the Investor shall deliver to the Company certificates representing all of the Shares owned by the Investor as of such date, free and clear of all liens and encumbrances and duly endorsed in blank or accompanied by duly executed forms of assignment (with signatures guaranteed). If the Company is barred from assigning its rights to all of the common shares of Diversified Risk to the Investor pursuant to the Bank of Alameda Loan Agreement, the Company will (i) use commercially reasonable efforts to obtain a waiver of such bar from the Bank of Alameda and (ii) assign such rights to the Investor promptly after such bar is removed, either pursuant to a waiver or otherwise. Notwithstanding the foregoing: (x) this Section 5 shall not apply if, as of the date of such Bank Event of Default, the Investor owns less than 50% of the Shares that the Investor owned as of the date hereof and (y) all rights of the Investor under this Section 5 shall be subordinate to any rights of Bank of Alameda pursuant to the Bank of Alameda Loan Agreement.

6.       Sale of Diversified Shares by Investor.

(a) In the event that the Investor receives shares of Diversified Risk at the Put Closing or pursuant to Section 5, the Investor agrees that, in the event that the Investor sells its shares of Diversified Risk, it will sell the shares of Diversified Risk at a Market Price; provided, that if the sale of the Diversified Risk shares by the Investor shall have occurred later than six months following the Put Closing, the Investor shall not be required to make any representations regarding Market Price. As used herein "Market Price" means the fair market value of Diversified Risk's entire common equity determined on a going concern basis as between a willing buyer and a willing seller and taking into account all relevant factors determinative of value. If requested by any party this agreement, Market Price shall be determined by an investment banking firm reasonably acceptable to MPF and the Individual Guarantors, which firm shall submit to MPF a written report setting forth such determination. The expenses of the engagement of such firm shall be borne by the party requesting the report.

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(b)      In the event that the Investor receives shares of Diversified Risk at the Put Closing, the Investor agrees that, if the Investor sells its shares of Diversified Risk within 3 years of the Investor's receipt of such shares of Diversified Risk and receives an amount that is greater than the Put Price upon consummation of such sale, the Investor shall deliver to the Company the amount of such excess by cashier's or certified check payable to the Company or by wire transfer of immediately available funds to an account designated by the Company; provided, that this section does not apply if Investor receives Shares of Diversified Risk pursuant to Section 5.

7. Redemption of Sutter Shares. The Company agrees that, other than as set forth in this Put Agreement the Company shall only exercise its redemption rights pursuant to Section 4 of the Series A Certificate to redeem all, but not less than all of the Shares.

8.       Termination.

(a) The Investor's right to exercise the Put hereunder shall terminate at the earlier of (i) the conversion of all of the Shares to Common Shares of the Company, par value $0.0001 (the "Common Shares") the (ii) the Investor exercising its rights under Section 5.

(b) The Investor's right to exercise the Key Man Put hereunder shall terminate at the earlier of (i) the exercise of the Put, (ii) the conversion of all of the Shares to Common Shares and (iii) the Investor exercising its rights under Section 5.

(c)      The Investor's rights under Section 5 shall terminate at the earlier of
         (i) the conversion of all of the Shares to Common Shares of the Company, par value $0.0001 (the "Common Shares") and (ii) the exercise of the Put.

(d) The Investor's obligations under Section 6 shall survive the termination of this Put Agreement.

9. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Put Agreement will be in writing and will be deemed to have been given when delivered if delivered personally, sent via a nationally recognized overnight courier, or sent via facsimile to the recipient, or if sent by certified or registered mail, return receipt requested, will be deemed to have been given two business days thereafter. Such notices, demands and other communications will be sent to the address indicated below:

                  To the Company:

                           William Knuff, III, Co-Chairman, Co-CEO and CFO and
                           R. Michael Collins, President
                           Sutter Holding Company, Inc.
                           220 Montgomery Street, Suite 2100
                           San Francisco, CA  94104
                           Facsimile:  (415) 788-1515

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                  with a copy (which shall not constitute notice to the Company)
                  to:

                           Kirkland & Ellis LLP
                           Citigroup Center
                           153 East 53rd Street
                           New York, NY  10022
                           Attention: Eunu Chun, Esq.
                           Facsimile: (212) 446-4900

                  To the Investor:

                           c/o MacKenzie Patterson Fuller, Inc.
                           Attn:  Chip Patterson, Vice President & General
                                  Counsel
                           1640 School Street
                           Moraga, CA 94556

or such other address, telecopy number or to the attention of such other Person as the recipient party shall have specified by prior written notice to the sending party.

10. Assignability. Except as expressly as set forth herein, neither this Put Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by either the Company or the Investor without the prior written consent of the other party; provided, that the Investor may assign or transfer this Put Agreement to its Affiliates.

11. Remedies. Any Person having rights under any provision of this Put Agreement will be entitled to enforce such rights specifically, to recover damages and costs (including reasonable attorneys' fees) caused by reason of any breach of any provision of this Put Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Put Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Put Agreement.

12. Amendments and Waivers. No modification, amendment or waiver of any provision of this Put Agreement shall be effective against the Company or the Investor unless such modification, amendment or waiver is approved in writing by the Company and the Investor. The failure of any party to enforce any of the provisions of this Put Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Put Agreement in accordance with its terms.

13. Severability. Whenever possible, each provision of this Put Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Put Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Put Agreement.


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14.      Counterparts. This Put Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same agreement.

15. Descriptive Headings. The descriptive headings of this Put Agreement are inserted for convenience only and do not constitute a part of this Put Agreement.
16. Successors and Assigns. All covenants and agreements in this Put Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

17. Governing Law. This Put Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California.

18. Waiver of Jury Trial. The parties to this Put Agreement each hereby waives, to the fullest extent permitted by law, any right to trial by jury of any claim, demand, action, or cause of action (i) arising under this Put Agreement or (ii) in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Put Agreement or any of the transactions related hereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity, or otherwise. The parties to this Put Agreement each hereby agrees and consents that any such claim, demand, action, or cause of action shall be decided by court trial without a jury and that the parties to this Put Agreement may file an original counterpart of a copy of this Put Agreement with any court as written evidence of the consent of the parties hereto to the waiver of their right to trial by jury.

19. Jurisdiction. Each of the parties hereto submits to the jurisdiction of any state or federal court sitting in San Francisco, California, in any action or proceeding arising out of or relating to this Put Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court and hereby expressly submits to the personal jurisdiction and venue of such court for the purposes hereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum. Each of the parties hereby irrevocably consent to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to its address set forth in Section 9, such service to become effective 10 days after such mailing.

20. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Put Agreement. In the event an ambiguity or question of intent or interpretation arises, this Put Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any of the provisions of this Put Agreement.

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21.      Entire Agreement. This Put Agreement and the agreements and documents referred to herein and the Registration Rights Agreement by and among Sutter, the Purchaser and the other parties named therein dated as of the date hereof, contain the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, whether written or oral, relating to such subject matter in any way.



























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     IN WITNESS  WHEREOF,  the Company and the Investor  have  executed this Put
Agreement as of the day and year first above written.

                          SUTTER HOLDING COMPANY, INC.


                          By:      /s/ ROBERT DIXON
                                  -------------------------
                          Name:    Robert Dixon
                          Title:   Co-Chief Executive Officer


                          MACKENZIE PATTERSON FULLER, INC.


                          By:      /s/ GLEN W. FULLER
                                  -------------------------
                          Name:    Glen W. Fuller
                          Title:   Senior Vice President